EXHIBIT  11
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                  CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)

                                            For the Three Months Ended May 31,
                                         ---------------------------------------
                                               2002                  2001
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $37,369   $37,369     $23,843   $23,843
                                         =======   =======     =======   =======
Shares:
Weighted  average  common  shares
  outstanding                             88,845    88,845      82,508    82,508
Adjustments:
  Stock options                             -        3,508        -        2,543
                                         -------   -------     -------   -------
Adjusted  weighted  average  common
  shares outstanding                      88,845    92,353      82,508    85,051
                                         =======   =======     =======   =======

Earnings per common share                $  0.42   $  0.40     $  0.29   $  0.28
                                         =======   =======     =======   =======